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                                                                    EXHIBIT 10.4


                        CONCENTRIC NETWORK CORPORATION

            1995 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS
                        (as amended February 21, 1996)


     1.   DEFINITIONS:  As used herein, the following definitions shall apply:

          (a) "Board of Directors" shall mean the Board of Directors of the Corporation.

          (b) "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that, if and when the Class A Common Stock of the Corporation becomes publicly traded, the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Rule 16b-3" and the "Exchange Act", respectively), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

          (c) "Corporation" shall mean Concentric Network Corporation, a Florida corporation, or any successor thereof.

          (d) "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat an employee or consultant in a manner consistent with the treatment afforded other employees or consultants with respect to the Plan.

          (e) "Incentive Option" shall mean an option to purchase Class A Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

          (f) "Nonqualified Option" shall mean an option to purchase Class A Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422
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of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

          (g) "Participant" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

          (h) "Plan" shall mean this Concentric Network Corporation 1995 Stock Incentive Plan For Employees And Consultants.

          (i) "Restricted stock award"shall mean a grant of Class A Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

          (j) "Stock appreciation right"shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Class A Common Stock of the Corporation, as provided in Paragraph 12.

          (k) "Subsidiary" shall mean a " subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     2. PURPOSE OF PLAN: The purpose of the Plan is to provide employees and consultants of the Corporation and its Subsidiaries with an incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of employees and consultants with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining employees and consultants of exceptional ability.

     3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

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     4.   INDEMNIFICATION OF COMMITTEE MEMBERS:  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent permitted by applicable law or provided for under the Corporation's Articles of Incorporation or Bylaws with respect to indemnification of directors of the Corporation.

     5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: Subject to the provisions of Paragraph 19, the maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 11,439,002 shares in the aggregate of Class A Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

     Subject to the provisions of Paragraph 19, no employee of the Corporation or a Subsidiary may receive options, stock appreciation rights, restricted stock or any combination thereof for more than 2,000,000 shares of Class A Common Stock of the Corporation over the term of the Plan, as provided in Paragraph 23. For purposes of this 2,000,000 share per-employee limitation, there shall be taken into account all shares covered by stock options and stock appreciation rights granted, and all restricted shares awarded, to an employee regardless of whether such stock options or stock appreciation rights expire or terminate without being fully exercised or whether such restricted shares are forfeited back to the Corporation.

     6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its Discretion, those employees and consultants of the Corporation or any Subsidiary to receive stock options, stock appreciation rights, or restricted stock who, in the judgment of

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the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to employees of the Corporation or of a Subsidiary. For the purposes of the Plan, employees shall include officers and directors who are also employees of the Corporation or any Subsidiary.

     7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the term and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Corporation-Participant Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

     8. ALLOTMENT OF SHARES: The Committee shall determine and fix, in its Discretion, the number of shares of Class A Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

     9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

     10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to any option granted under this Plan, the option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an option granted to a Participant who at the time of the grant owns (after applying

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the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and, if and when the Class A Common Stock of the Corporation becomes publicly traded, may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Class A Common Stock on any exchange or other market on which the shares of Class A Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date then the selling prices shall be from the last prior trading date. The option price shall be subject to adjustment in accordance with the provisions of paragraph 19 of the Plan.

     11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Class A Common Stock of the Corporation, or by a promissory note payable to the order of the Corporation in a form acceptable to the Committee, shall be made by the Participant for all shares so purchased. Class A Common Stock of the Corporation used to pay the option price shall have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised and in the case of shares acquired upon exercise of an option, have been owned by the Participant for more then six (6) months on the date of surrender. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation remaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 19.

     12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in

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conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

          (a) the stock appreciation right will expire no later than the Incentive Option;

          (b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

          (c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

          (d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be-exercised; and

          (e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

     Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash or in shares of Class A Common Stock of the Corporation or any combination thereof.

     13.  GRANTING AND EXERCISING OF STOCK OPTIONS AND STOCK APPRECIATION
RIGHTS: Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto and all stock options and stock appreciation rights must vest at a rate not less than twenty percent

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(20%) per year over five years from the date of grant. Moreover, if and when the
Class A Common Stock of the Corporation becomes publicly traded and if a Participant who is granted a stock appreciation right is a person who is regularly required to report his or her ownership and changes in ownership of Class A Common Stock of the Corporation to the Securities and Exchange
Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Exchange Act (an "Insider"), then any election to exercise as well as any actual exercise of such Participant's stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, if and when the Class A Common Stock of the Corporation becomes publicly traded, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act.

     No fractional shares shall be issued pursuant to the Plan; no stock appreciation rights may be granted under the Plan with respect to fractional shares; and any fractional shares resulting from adjustments shall be eliminated from any outstanding stock option, stock appreciation right or restricted stock award.

     A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee or consultant of the Corporation or a Subsidiary.

     Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

     14.  NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS:
No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and dis-

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tribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant.

     15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10 % of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

     16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ or to remain as a consultant of the Corporation or a Subsidiary for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

     17. TERMINATION OF EMPLOYMENT: If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant:

     (i) for a period of not less than thirty (30) days nor more than three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or disability of the Participant;

     (ii) for a period of not less than six (6) months nor more than one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or disability of the Participant; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, the Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option on the day three (3) months and one day following such termination; and;

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     (iii)  for a period of not less than six (6) months and not longer than the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights.

     In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of termination of employment or consultancy. The period of time a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment shall be set forth in the Corporation-Participant Agreement.

     18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

          (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months and no greater than five years and will lapse at a rate of not less than twenty percent (20%) per year over five (5) years from the date the award is made. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

          (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

          (c) Unless the Committee determines otherwise, the Corporation shall have a repurchase option exercisable upon the voluntary or involuntary termination of the Participant's employment with the Corporation for any reason (including death or disability). The purchase price for shares purchased shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Corporation.

          (d) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock

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     power endorsed in blank and a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

          (e) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired.

          (f) Restricted stock awards granted to Insiders and shares purchased by Insiders in connection with restricted stock awards, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may purchase shares pursuant to the grant of a restricted stock award, and may sell shares purchased pursuant to the grant of a restricted stock award, only during such time or times as are permitted by Rule 16b-3.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE:

          (A) CHANGES IN CAPITALIZATION: Subject to any required action by the shareholders of the Corporation, the number of shares of Class A Common Stock covered by each outstanding stock option, restricted stock award, and stock appreciation right, and the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but as to which no stock option, restricted stock award, or stock appreciation right has yet been granted or which has been returned to the Plan upon cancellation or expiration of a stock option, restricted stock award, or stock appreciation right, as well as the price per share of Class A Common Stock covered by each such outstanding stock option, restricted stock award, or stock appreciation right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock, or any other increase or decrease in the number of issued shares of Class A Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Class A Common Stock subject to a stock option, restricted stock award, or stock appreciation right.

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          (B)  DISSOLUTION OR LIQUIDATION:  In the event of the proposed dissolution or liquidation of the Corporation, the Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an stock option, restricted stock award, or stock appreciation right will terminate immediately prior to the consummation of such proposed action.

          (C) MERGER OR ASSET SALE: In the event of a merger of the Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, each outstanding stock option, restricted stock award, and stock appreciation right shall be assumed or an equivalent stock option, restricted stock award, or stock appreciation right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the stock option, restricted stock award, or stock appreciation right, then such stock option, restricted stock award, or stock appreciation right shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the stock option, restricted stock award, or stock appreciation right shall be considered assumed if, following the merger or sale of assets, the stock option, restricted stock award, or right confers the right to purchase or receive, for each share of stock subject to the stock option, restricted stock award, or stock appreciation right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Class A Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the stock option, restricted stock award, or stock appreciation right, for each share of stock subject to the stock option, restricted stock award, or stock appreciation right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Class A Common Stock in the merger or sale of assets.

     20. INVESTMENT PURPOSE: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Class A Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either

                                      -11-
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pursuant to (a) a registration statement on an appropriate form under the
Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

     21. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or consultancy by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment or consultancy at any time.

     22. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Class A Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such with holding obligations, in whole or in part, by electing to have the amount of Class A Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Class A Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine. Any withholding payments made pursuant to this Paragraph with respect to Insiders shall comply with Rule 16b-3.

     23. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to

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

shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

     24. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) without approval or ratification of the shareholders of the Corporation (A) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 19), (B) increase the maximum number of shares for which any Participant may be granted stock options, stock appreciation rights or awarded restricted stock under the Plan (except as contemplated by Paragraph 19), (C) change the class of persons eligible to be Participants under the Plan, or (D) materially increase the benefits accruing to Participants under the Plan, or (ii) without the consent of the holder thereof, change the stock option price (except as contemplated by Paragraph 19) or alter or impair any stock option, stock appreciation right or restricted stock which shall have been previously granted or awarded under the Plan.

     25. INFORMATION TO PARTICIPANTS: The Corporation shall provide to each Participant and to each individual who acquires shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more options, restricted stock awards or stock appreciation rights outstanding, and, in the case of an individual who acquires Class A Common Stock pursuant to the Plan, during the period such individual owns shares of Class A Common Stock, copies of annual financial statements. The Corporation shall not be required to provide such statements to key employees whose duties in connection with the Corporation assure their access to equivalent information.

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